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                                                                    Exhibit 5.02

[LATHAM & WATKINS LLP LOGO]      53rd at Third
                                 885 Third Avenue

                                 New York, New York  10022-4802
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                                 www.lw.com


                                 Boston      New Jersey
                                 Brussels    New York
                                 Chicago     Northern Virginia
                                 Frankfurt   Orange County
                                 Hamburg     Paris
                                 Hong Kong   San Diego
                                 London      San Francisco
                                 Los Angeles Silicon Valley
                                 Milan       Singapore
                                 Moscow      Tokyo
                                             Washington, D.C.

                                 File No. 024896-0020
April 9,2003

Allied Waste North America, Inc.
15880 N. Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260


      Re: Allied Waste Industries, Inc. - Sale of 6,000,000 Shares of Series C Senior Mandatory Convertible Preferred Stock


Ladies and Gentlemen:

      In connection with the sale on the date hereof by the Allied Waste Industries, Inc., a Delaware corporation (the "COMPANY"), of 6,000,000 shares (the "SHARES") of Series C senior mandatory convertible preferred stock of the Company, par value $0.10 per share (the "PREFERRED STOCK"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") on December 3, 2002 (File No. 333-101607), as amended at the time it was declared effective by the Commission (the "REGISTRATION STATEMENT"), a Prospectus contained therein, dated December 31, 2002, as supplemented by a prospectus supplement, dated April 4, 2003, filed with the Commission pursuant to Rule 424(b) under the Act (together, the "PROSPECTUS") and an underwriting agreement, dated April 3, 2003, between the Company and the underwriters party thereto (the "UNDERWRITING AGREEMENT"), you have requested our opinion with respect to the matters set forth below.

      In our capacity as your special counsel in connection with the sale of the Shares, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We have examined, among other things, the following:

      (a) The Underwriting Agreement, the Registration Statement, the Prospectus and the reports and proxy statements filed by the Company with the Commission and incorporated in the Prospectus by reference (the "INCORPORATED DOCUMENTS"); and

      (b) The Restated Certificate of Incorporation, as amended, and Bylaws of the Company (the "GOVERNING DOCUMENTS");

      (c) the Certificate of Designations of 6-1/4% Series C Senior Mandatory Convertible Preferred Stock of Allied Waste Industries, Inc., as filed with the Delaware Secretary of State on April 8, 2003 (the "CERTIFICATE OF DESIGNATION").

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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April 9, 2003
Page 2
[LATHAM & WATKINS LLP LOGO]

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

      Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

      We consent to your filing this opinion as an exhibit to the Company's Current Report on Form 8-K, filed with the Commission on April 10, 2003, and to the reference to our firm contained under the heading "Legal Matters" in the Prospectus.

                                                     Very truly yours,

                                                     /s/ Latham & Watkins LLP